UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2016 (June 1, 2016)

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

On June 1, 2016, Arbor Realty Trust, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) to vote upon proposals which will allow the Company to acquire the government-sponsored agency multifamily mortgage business of Arbor Commercial Mortgage, LLC (“ACM”).  The final voting results, with respect to each proposal, are indicated below.

1.                                      Proposal 1: To approve (a) the acquisition, pursuant to the Asset Purchase Agreement, dated as of February 25, 2016 (the “Purchase Agreement”), by and among the Company, Arbor Realty Limited Partnership (the “Partnership”), ARSR Acquisition Company, LLC, Arbor Commercial Funding, LLC (“ACF”) and ACM of ACM’s government-sponsored agency multifamily mortgage business in exchange for $125 million in cash (up to $50 million of which the Company has, at the discretion of a special committee of the independent and disinterested directors of the Company’s Board of Directors, the option to satisfy with seller financing) and 19,230,769 units of limited partnership interest in the Partnership, each of which is redeemable for cash or, at the Company’s option, one share of the Company’s common stock (“OP Units”), in each case subject to certain potential adjustment as described therein, and (b) the issuance to ACM of (i) 19,230,769 OP Units and, if applicable, any additional OP Units to be issued pursuant to such adjustment (together, “Acquisition OP Units”), (ii) a number of shares of the Company’s newly-designated special voting preferred stock, par value $0.01 per share, equivalent to the number of Acquisition OP Units and paired with such OP Units, each of which will entitle ACM to one vote on any matter submitted to a vote of the Company’s stockholders, and (iii) an equivalent number of shares of the Company’s common stock that may be issued upon redemption of the Acquisition OP Units.

For*	Against	Abstain
35,534,340	1,277,445	276,728

Proposal 1 was approved.

2.                                      Proposal 2: To approve the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the Chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

For	Against	Abstain
35,758,551	1,040,047	289,915

Proposal 2 was approved.

*           Pursuant to Section 4.6 of the Purchase Agreement, the vote required to approve Proposal 1 is (i) the affirmative vote of at least a majority of the votes cast by the stockholders entitled to vote on the matter, and (ii) the affirmative vote of at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the matter other than the shares owned of record or beneficially by ACM, ACF or their respective affiliates. Excluding the 8,160,289 shares owned of record or beneficially by ACM, Ivan Kaufman or any such other affiliates, Proposal 1 was also approved by  27,374,051 shares entitled to vote on the proposal. After giving effect to such exclusion, 63% of the shares entitled to vote were voted in favor of Proposal 1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

Date:  June 3, 2016